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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Ives Health, Inc.

We hereby consent to the inclusion in the Prospectus of this Registration Statement on Form SB-2 of our report dated March 15, 2000 on the financial statements of Ives Health, Inc. as of December 31, 1999 and 1998, and for the years then ended and for the period from January 1, 1998 (date of inception) to December 31, 1999. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this registration Statement.

HENDERSON SUTTON & CO., P.C.

     /s/ HENDERSON SUTTON & CO., P.C.
     --------------------------------
     Certified Public Accountants
     Tulsa, Oklahoma
     October 25, 2000